UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2013

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243
(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2013, Infinity Property and Casualty Corporation (“Infinity” or the “Company”) filed a proxy statement (the “Proxy Statement”) for its 2013 annual meeting of stockholders (the “Annual Meeting”), which is to be held on May 21, 2013.  The Proxy Statement included a proposal to approve the Infinity Property and Casualty Corporation 2013 Stock Incentive Plan (the “Plan”).

On or about May 7, 2013, Institutional Shareholder Services Inc. (“ISS”) published a proxy analysis and vote recommendation for the Annual Meeting.  The proposal to approve the Plan (Proposal Number 4) received an unfavorable recommendation from ISS because the shareholder value transfer for the Plan, as determined by ISS using its proprietary model, was 1% greater than ISS’s company-specific allowable cap.

Effective as of May 8, 2013, in response to the ISS recommendation, the Board of Directors of the Company approved an Amended and Restated Plan, reducing the proposed number of shares reserved for issuance under the Plan from 1,000,000 to 750,000 shares.

The foregoing is a summary description of certain terms of the Plan and is qualified in its entirety by reference to the full text of the Plan, as modified as described above, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Infinity Property and Casualty Corporation 2013 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

May 9, 2013	By:	/s/ Samuel J. Simon
Samuel J. Simon
General Counsel and Assistant Secretary